Exhibit 23(a)(4)

                                STATE OF DELAWARE

                           CERTIFICATE OF AMENDMENT TO

                            THE CERTIFICATE OF TRUST

                                       OF

                         PIONEER GLOBAL HIGH YIELD FUND

     This Certificate of Amendment to the Certificate of Trust of Pioneer Global High Yield Fund (hereby renamed "Pioneer Series Trust VII") (the "Trust") is filed in accordance with the provisions of the Delaware Statutory Trust Act statute (12 Del. C. ss. 3810 (b)(1) et seq.) and sets forth the following:

     1. The name of the Trust is Pioneer Global High Yield Fund (hereby renamed "Pioneer Series Trust VII").

     2.   Article 2 of the Certificate of Trust shall be amended as follows:

          2. Name. The name of the statutory trust formed hereby is "Pioneer Series Trust VII."

     3.   This Certificate of Amendment shall be effective upon filing.



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     IN WITNESS WHEREOF, the undersigned has executed this instrument as of this
17th day of September, 2007.


                             By: /s/ John F. Cogan Jr.
                                ---------------------
                             John F. Cogan, Jr., as Trustee and not individually

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